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                                                                    Exhibit 99.1

                     [ARIZONA CORPORATION COMMISSION SEAL]
                         ARIZONA CORPORATION COMMISSION

      COMMISSIONERS
JEFF HATCH-MILLER - CHAIRMAN                                   BRIAN C. MCNEIL
   WILLIAM A. MUNDELL                                         EXECUTIVE DIRECTOR
      MARC SPITZER
      MIKE GLEASON
    KRISTIN K. MAYES

                                December 5, 2005

Thomas L. Mumaw
Pinnacle West Capital Corporation
Law Department
P.O. Box 53999
Phoenix, Arizona 85072

RE: ARIZONA PUBLIC SERVICE APPLICATION FOR A RATE INCREASE, DOCKET NO. E-01345A-05-0816

Dear Mr. Mumaw:

     This letter (per section R14-2-103.B.7 of the Arizona Administrative Code) is to confirm Arizona Public Service Company's ("Company") and Staff's understanding that the Company will update financial schedules, testimony, and other data contained in its November 4, 2005, filing through September 30, 2005. The Company will complete the revisions by January 31, 2006.

     Staff has agreed to expedite its review of the updated information to be completed no later than February 28, 2006.

     Pending the satisfactory conclusion of Staff's review of the Company's updated information, this Application shall be deemed sufficient. The time period for processing this matter, specified by AAC R-14-2-103.B.11, shall commence as of the date of the satisfactory conclusion of Staff's review of the Company's updated information.

                                        Sincerely,

                                        /s/ Ernest G. Johnson

                                        Ernest G. Johnson
                                        Director
                                        Utilities Division


CC:  Karilee S. Ramaley (Pinnacle Capital Corporation)
     Deborah R. Scott (Snell & Wilmer L.L.P.)
     Kimberley A. Grouse (Snell & Wilmer L.L.P.)
     Barbara Klemstine (Arizona Public Service Company)
     Brian Brumfield (Arizona Public Service Company)
     Docket Control Center (sixteen copies)
     Matt Rowell, Utilities Division; Lyn Farmer, Hearing Division Delbert Smith, Engineering; Consumer Services; Legal Division



1200 WEST WASHINGTON STREET; PHOENIX, ARIZONA 85007-2927/400 WEST CONGRESS
                       STREET; TUCSON, ARIZONA 85701-1347

                               www.cc.state.az.us